UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2021
Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

4510 Cox Road,	Suite 201,
Richmond,	Virginia			23060
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On January 15, 2021, Synalloy Corporation, a Delaware corporation (“Synalloy” or the “Company”)), and its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with BMO Harris Bank N.A. (“BMO”). The description of the Credit Agreement is set forth in Item 2.03 of this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.
A copy of the press release announcing the execution of the Credit Agreement is attached as Exhibit 99.1 and is incorporated by reference herein.

The description of the Credit Agreement contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.
On January 15, 2021, Synalloy and its subsidiaries terminated the Third Amended and Restated Loan Agreement dated as of October 20, 2017, as amended, with Truist Bank (formerly Branch Banking & Trust) (“Truist”). The termination did not result in any material early termination penalties. Additionally, on January 15, 2021, Synalloy and its subsidiaries terminated the ISDA Master Agreement (interest rate swap agreement) dated as of August 2, 2012, as amended, with Truist, which termination resulted in a $46,250 termination payment to Truist.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 15, 2021, Synalloy and its subsidiaries, as borrowers, entered into the Credit Agreement with BMO, as agent and sole lender, which provides the Company a new, four-year revolving credit facility with up to $150 million of borrowing capacity (the “Facility”). The Facility refinances and replaces the Company’s previous $100 million asset based revolving line of credit with Truist, which was scheduled to mature on December 21, 2021, and the remaining portion of the Company’s five-year $20 million term loan with Truist, which was scheduled to mature on February 1, 2024. The initial borrowing capacity under the Facility totals $110 million.
In addition to refinancing the Company’s previously existing bank debt, the Facility will be used for ongoing working capital needs, capital expenditures, and general corporate purposes. Interest on the revolving line of credit portion of the Facility is calculated using the LIBOR Rate (as defined in the Credit Agreement), plus 1.50%, subject to increase based on the calculation of Applicable Margin (as defined in the Credit Agreement). Borrowings under the revolving line of credit portion of the Facility are limited to an amount equal to a Borrowing Base calculation (as defined in the Credit Agreement) that includes eligible accounts receivable, inventory, machinery, and equipment. Interest on the term portion of the Facility is calculated using the LIBOR Rate (as defined in the Credit Agreement), plus 1.65%, subject to increase based on the calculation of Applicable Margin (as defined in the Credit Agreement).
Pursuant to the Credit Agreement, Synalloy was required to pledge all of its tangible and intangible properties, including the stock and membership interests of its subsidiaries. The Credit Agreement does not include any financial covenants so long as the availability under the Facility exceeds $11 million. When availability falls below that threshold amount, the Credit Agreement provides for a minimum fixed charge coverage ratio equal to 1.0 times. Management does not believe that this springing covenant and the other restrictions contained in the Credit Agreement will have an adverse effect on the Company’s operations.
The description of the Credit Agreement contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Synalloy Corporation on January 19, 2021
99.2	Credit Agreement among Synalloy Corporation, its subsidiaries, and BMO Harris Bank N.A. dated January 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Sally M. Cunningham
Sally M. Cunningham
Chief Financial Officer

Dated: January 19, 2021